                                  MAXCO, INC.
                  EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF
                              PER SHARE EARNINGS


                                                                         Three Months Ended September 30,
                                                                           1995                     1994
                                                                           ----                     ----
NET INCOME FOR COMPUTATION
    OF PER SHARE AMOUNTS
----------------------------------------------------------------
      Net income                                                          $  106,000               $  862,000
      Preferred stock series 2 dividend                                      (27,000)                 (27,000)
      Preferred stock series 3 dividend                                      (24,000)                 (24,000)
                                                                          ----------               ----------

NET INCOME ATTRIBUTABLE
    TO COMMON STOCK--PRIMARY                                              $   55,000               $  811,000
                                                                          ==========               ==========

NET INCOME ATTRIBUTABLE
    TO COMMON STOCK--FULLY DILUTED                                        $   82,000               $  838,000
                                                                          ==========               ==========

PRIMARY
----------------------------------------------------------------
      Average shares outstanding                                           4,262,611                4,308,382
      Net effect of dilutive stock options--based on
           the Treasury Stock Method using average
           market price                                                      121,356                  124,347
                                                                           ---------               ----------
                                           TOTAL                           4,383,967                4,432,729

PER SHARE AMOUNT                                                          $     0.01               $     0.18

FULLY DILUTED
----------------------------------------------------------------
      Average shares outstanding                                           4,262,611                4,308,382
      Net effect of dilutive stock options--based on
           the Treasury Stock Method using the
           quarter-end market price if higher than
           average market price                                              121,356                  124,347
      Assumed conversion of series two 12%
           cumulative redeemable convertible
           preferred stock                                                   231,840                  231,840
                                                                          ----------               ----------
                                           TOTAL                           4,615,807                4,664,569
                                                                          ==========               ==========

PER SHARE AMOUNT                                                          $     0.02               $     0.18


                                  MAXCO, INC.
                   EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF
                               PER SHARE EARNINGS


                                                                          Six Months Ended September 30,
                                                                           1995                     1994
                                                                           ----                     ----
NET INCOME FOR COMPUTATION
    OF PER SHARE AMOUNTS
----------------------------------------------------------------
      Net income                                                           $  462,000               $3,617,000
      Preferred stock series 2 dividend                                       (54,000)                 (54,000)
      Preferred stock series 3 dividend                                       (48,000)                 (48,000)
                                                                           ----------               ----------

NET INCOME ATTRIBUTABLE
    TO COMMON STOCK--PRIMARY                                               $  360,000               $3,515,000
                                                                           ==========               ==========

NET INCOME ATTRIBUTABLE
    TO COMMON STOCK--FULLY DILUTED                                         $  414,000               $3,569,000
                                                                           ==========               ==========

PRIMARY
----------------------------------------------------------------
      Average shares outstanding                                            4,272,052                4,307,565
      Net effect of dilutive stock options--based on
           the Treasury Stock Method using average
           market price                                                       119,559                  125,127
                                                                           ----------               ----------
                                           TOTAL                            4,391,611                4,432,692

PER SHARE AMOUNT                                                           $     0.08               $     0.79

FULLY DILUTED
----------------------------------------------------------------
      Average shares outstanding                                            4,272,052                4,307,565
      Net effect of dilutive stock options--based on
           the Treasury Stock Method using the
           quarter-end market price if higher than
           average market price                                               119,559                  125,127
      Assumed conversion of series two 12%
           cumulative redeemable convertible
           preferred stock                                                    231,840                  231,840
                                                                           ----------               ----------
                                           TOTAL                            4,623,451                4,664,532
                                                                           ==========               ==========

PER SHARE AMOUNT                                                           $     0.09               $     0.77





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